Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of People’s United Financial, Inc. of our report dated March 9, 2018 relating to the financial statements, and the effectiveness of internal control over financial reporting of First Connecticut Bancorp, Inc., which appears in First Connecticut Bancorp, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2017.

/s/ PricewaterhouseCoopers LLP

Hartford, Connecticut

October 1, 2018

PricewaterhouseCoopers LLP, 185 Asylum Street, Suite 2400, Hartford, CT 06103-3404 T: (860) 241-7000; F:(860)241-7590, www.pwc.com/us